Exhibit 10.2

Execution Version

ADMINISTRATIVE SUPPORT CONTRACT

Between

SEADRILL MOBILE UNITS NIGERIA LIMITED, (SMUNL)

&

SEADRILL OFFSHORE NIGERIA LIMITED, (SONL)

THIS ADMINISTRATIVE SUPPORT CONTRACT is made and entered into this 1st day of July, 2014 ("Effective Date") by and between;

SEADRILL MOBILE UNITS NIGERIA LIMITED, a company duly registered and existing under the law of the Federal Republic of Nigeria with its registered address at Sabaina House, Plot M 15, Kwara Street, Banana Island Foreshore Estate, lkoyi, Lagos (''SMUNL") of the one part;

AND

SEADRILL OFFSHORE NIGERIA LIMITED. a company duly registered and existing under the Jaw of the Federal Republic of Nigeria with its registered address at Sabaina House, Plot M 15, Kwara Street, Banana Island Foreshore Estate, Ikoyi, Lagos ("SONL") of the other part.

SMUNL and SONL are hereinafter collectively referred to as "Parties" and sometimes referred to individually as "Party".

WHEREAS:

i.
SMUNL is in the business of supporting global oil and gas production by providing high efficiency drilling services to oil exploration & production companies throughout the world, partly through the deployment of ultra-high specification deepwater drilling units.

ii.
SONL is in the business of providing, operating and managing drilling rigs, providing petroleum well site services, pressure testing services producing, supplying, inspecting and maintaining oilfield service equipment of all kinds required for the operation of oilfield services.

iii.
SONL is desirous of ensuring that it procures, by way of secondment, suitably qualified and experienced persons for certain positions and to work, execute and carry out any task or function as SONL may deem necessary for such positions for the purpose of its operations.

iv.
SONL is also desirous of engaging an entity that would be responsible for dealing with, contacting, engaging, negotiating, liaising, and contracting with vendors for the provision of supplies to SONL whenever such supplies are required.

v.	SONL has requested that SMUNL should provide these services and SMUNL has agreed to provide the same.

vi.	The Parties have agreed to enter into this Agreement to evidence thei1· agreement on the matters hereinafter set forth.

1.     DEFINITIONS AND INTERPRETATION

"'Agreement" means this agreement, together with its schedules and any extension, renewal or amendment hereof agreed to in writing by the Pa11ies.

"Applicable Law" means all laws, codes, treaties, ordinances, decrees, statutes, rules, guidelines and regulations of the Federal Republic of Nigeria, including any agencies thereof, or any state, local, municipal, regional, or any other duly constituted governmental body, instrumentality, agency in the Federal Republic of Nigeria, each having jurisdiction and lawful authority over the Parties in the performance of obligations herein which a Party is under lawful obligation to comply. Any reference to an Applicable Law shall include all duly constituted statutory and regulatory action on the part of the Federal Republic of Nigeria, including any agencies thereof, or any state, local, municipal, regional, or any other duly constituted governmental body,

instrumentality, agency in the Federal Republic of Nigeria gazetted or circulated by public notice by any such government or governmental agency charged by the relevant authority to consolidate, amend or replace such Applicable Law and shall include all rules and regulations duly promulgated or waived thereunder.

"Business Day" means a Day other than a Saturday, Sunday or public holiday on which banks are authorized to carry on business in Lagos, Nigeria.

"Confidential Information" means all information and data of whatever nature, which any Party may from time to time receive or obtain (orally or in written or electronic form) as a result of entering into, or performing its obligations pursuant to, this Agreement (including commercial, contractual and financial information), and which:

a.	relates in any manner of this Agreement or any other agreement or arrangement contemplated by this Agreement; or

b.	concerns the business, finances, assets, liabilities, dealings, transactions, know-how, customers, suppliers, processes or affairs of either Party; or

c.	is expressly indicated to be confidential or is disclosed by one Party to the other in circumstances creating an obligation of confidence and or non-disclosure.

"Day" means each period of twenty-four (24) hours commencing at 00:00 hours.

''Effective Date'' has the meaning ascribed to it in the commencement section.

"Force Majeure'' has the meaning ascribed to it in clause 12.

"Indemnified Party" means the Party that receives the benefit of an indemnity pursuant to clause 7 together with such Party’s employees, servants, agents, and officers.

"Indemnifying Party" means the Party that gives an indemnity pursuant to clause 7.

"Liquidation Event" means (i) the passing of a resolution by the shareholders of either Pa1ty for the winding up of the relevant Party; (ii) the appointment of a provisional liquidator in a proceeding for the winding up of a Party after notice to the relevant Party and due hearing, which appointment has not been set aside or stayed within sixty (60) Days of such appointment; (iii) the making by a court of an order winding up a Party, except for the purposes of amalgamation or reconstruction; or (iv) any analogous event;

“Month” means a calendar month according to the Gregorian calendar, and "Monthly" shall be construed accordingly.

“NIBOR” means the Nigerian Interbank Offered Rate.

“Party” and “Parties” have the meaning ascribed to them in the commencement section.

"Personnel" means the persons seconded by SMUNL to SONL under this Agreement.

“Personnel Services'' means the services referred to in clause 2.1.

"Personnel Service Fee" means the fee payable by SONL for the provision of Personnel Services by SMUNL.

“Procurement Services” means the services referred to in clause 2.2.

“Procurement Service Fee” means the fee payable by SONL for the provision of the Procurement Services by SMUNL.

“Relevant Authority” means any authority, body or other person within the Federal Republic of Nigeria having jurisdiction under Applicable Law with respect to the Pa1ties, or the Agreement.

“Services” means either the Personnel Services or the Procurement Services or both of them;

“SMUNL” has the meaning ascribed to it in the commencement section.

“SONL” has the meaning ascribed to it in the commencement section.

“Supplies” means any goods, services or property, whether corporeal or incorporeal

“Term” means a period of 5 Years commencing on the Effective Date.

“VAT” means Value Added Tax as provided in the Value Added Tax Act, Chapter VI, Laws of the Federation of Nigeria 2004.

“Year” means a period of twelve (12) months.

2.    OBLIGATIONS OF SMUNL

2.1 PROVISION OF PERSONNEL SERVICES

2.1.1     Under the terms and subject to the conditions hereinafter set out, SMUNL undertakes to second qualified Personnel, with the requisite competence and expertise know how, to fill any position in SONL as may be agreed by the parties in writing from time to time.

2.1.2 While this Agreement remains in force, the Personnel shall remain the employee of SMUNL and SMUNL shall be responsible for the following:

(a) payment of the salaries of the Personnel; and

(b) deducting PA YE tax and all statutory contributions as required by law and remitting the same to the Relevant Authority in relation to the Personnel.

2.1.3 Where the Personnel is an expatriate, SMUNL shall be responsible for obtaining all requisite consents, approvals and expatriate quota permits to enable it perform its obligations under this clause, including ensuring that the expatriate Personnel does not, during the duration of this Agreement, breach the conditions of his work permit.

2.1.4 SMUNL can, at any time, replace any of the Personnel subject to prior written notice being given by SMUNL to SONL.

2.2     PROCUREMENT SERVICES

2.2.1 SONL shall, whenever it requires any Supplies from any vendor in respect of its operations in Nigeria, engage SMUNL by notice in writing, to procure the Supplies from the vendor.

2.2.2 On being engaged, pursuant to clause 2.2.1, SMUNL shall take all steps including making enquiries and contacts about vendors from whom the Supplies could be procured, holding negotiations with the vendors, selecting the appropriate vendors and executing or making contracts or agreements with such vendors as may be necessary for the provision of the Supplies as required by SONL, provided that no contract, agreement or understanding shall be made, or undertaking agreed to by SMUNL on SONL 's behalf without SONL's prior written consent.

2.2.3 SMUNL shall, at all times, be responsible for relating, interfacing, liaising, and dealing with vendors from whom the Supplies are to be procured on SONL 's behalf.

2.2.4 SMUNL shall, in the discharge of its obligations under this Agreement, act in the best interest of SONL, and shall apply the standard procurement measures that it, SMUNL, complies with when procuring Supplies from its vendors, if any.

2.2.5 All documentation relating to any contract or agreement executed by SMUNL on SONL 's behalf for the provision of any Supplies shall be forwarded by SMUNL to SONL within seven (7) Business Days of the execution of the contract or agreement

2.2.6 SMUNL shall ensure that the place of delivery or execution of any contract or agreement for all Supplies shall be SONL's registered office as stated in the commencement section or any other place directed by SONL.

3.    SONL'S COVENANTS

SONL shall:

(a)	provide SMVNL on a timely basis with all information and assistance as SMUNL may require from time to time in order to perform its obligations under this Agreement;

(b)	make all payments as are required to be made by it pursuant to this Agreement on a timely basis;

(c)	give the Personnel appropriate authority to perform their tasks or assignments;

(d)
make available to the Personnel, free of charge, day-to-day office facilities, logistics and support services, and amenities, the use of available computer equipment and any other required facilities that might be reasonably requested when the need arises; and

(e)	co-operate with SMUNL and do all things reasonably necessary to facilitate the provision of the Services as envisaged under this Agreement.

(f)	not directly make any requests for any Supplies, or carry out any negotiations, enquiries, contacts or contracts for any Supplies from any vendor.

4.      REMUNERATION AND FINANCIAL TRANSFERS

4.1      PERSONNEL SERVICES

4.1.1     In consideration of the provision of Personnel Services by SMUNL under this Agreement, SONL shall pay to SMUNL the Personnel Service Fee, provided that the Parties shall be entitled to review the Personnel Service Fee anytime during the Term or any renewed term.

4.2.2    SONL shall, throughout the duration of this Agreement, reimburse SMUNL for any cost incurred by SMUNL in the discharge of its obligations to provide Personnel Services under this Agreement, including without limitation, the salaries of the Personnel and any payment required by law to be made by SMUNL as the employer of the Personnel.

4.2    PROCUREMENT SERVICES

4.2.1    In consideration of the provision of Procurement Services by SMUNL under this Agreement, SONL shall pay to SMUNL the Procurement Service Fee, provided that the Parties shall be entitled to review the Procurement Service Fee anytime during the Term or any renewed term.

4.2.2    SMUNL shall be entitled to be reimbursed for all costs incurred by it under this Agreement to provide Procurement Services, including without limitation any cost incurred by SMUNL in respect of any vendor's invoice.

5.    INVOICING AND PAYMENT

5.1    PERSONNEL SERVICES

5.1.1 SMUNL shall prepare and forward to SONL at the end of each Month, an invoice stating the Personnel Service Fee, VAT, all reimbursable costs and the total amount due on the invoice, and SONL shall pay every invoice within thirty (30) days of receipt of the invoice.

5.1.2 All salaries paid to the Personnel, payments required by law to be made by SMUNL in relation to the Personnel as the employer of the Personnel, etc. shall be reimbursed by SONL to SMUNL and for this purpose, SMUNL shall be required to forward to SONL, all the documentation necessary to establish SMUNL 's claim to any such costs including without limitation the Personnel's pay slip.

5.2    PROCUREMENT SERVICES

5.2.1. SMUNL shall prepare and forward to SONL at the end of each Month following the execution of the contract or agreement with any vendor for the Supplies, an invoice stating the Procurement Service Fee, VAT, all reimbursable costs and the total amount due on the invoice, and SONL shall pay every invoice within thirty (30) days of receipt of the invoice.

5.2.2    All costs of Supplies incurred by SMUNL, etc. under this Agreement shall be reimbursed by SONL to SMUNL and for this purpose, shall be required to forward to SONL, all the documentation necessary to establish SMUNL’s claim to any reimbursable cost, including without limitation, any vendor's invoice and receipt evidencing payment by SMUNL of the cost of the Supplies.

5.3    Should SONL fail to make payment to SMUNL of any amount due on any invoice and such sum is not disputed by SONL, interest on the amount shall accrue on daily basis from the date when payment to SMUNL was due until payment is made by SONL at the rate of five percent (5%) over 30 days NIBOR as of the payment due date and as published by the Financial Market Dealers Association. SONL acknowledges SMUNL’s right to charge the stipulated interest as a liquidated demand and undertakes to promptly pay the same.

5.4     Where SONL disputes the amount stated on an invoice, it may, within five (5) Business Days of receipt of the invoice, request reasonable clarification and substantiation of such invoice from SMUNL and SMUNL shall provide the clarification and substantiation required. Where SONL is not satisfied with the clarification and substantiation provided by SMUNL, SONL shall notify SMUNL and a dispute shall be deemed to have arisen, which dispute shall be determined in accordance with clause 17, provided that notwithstanding a request for clarification or substantiation of an invoice or a dispute herein, SONL shall pay any undisputed pm1ion of the amount stated on the invoice within the time stated in sub-clauses 5.1.1 and 5.2.1.

5.5    Where SONL disputes the amount stated on an invoice and the dispute is resolved in SONL's favour, interest shall not apply in respect of the amount that was resolved in SONL's favour.

5.6    Where SONL disputes an invoice and the dispute is resolved in favour of SMUNL, SONL shall promptly pay the disputed amount that has been resolved in SMUNL's favour with interest thereon at the rate of interest specified in clause 5.4 from the date when payment was due from SONL to SMUNL in accordance with sub-clause 5.1.1 and 5.2.1 up to and including the date on which payment is made.

6.     REPRESENTATIONS AND WARRANTIES

6.1     Each Party hereby represents and warrants to the other Party that as of the Effective Date:

(a)
it is a company, duly incorporated and validly existing under the laws of the Federal Republic of Nigeria and has all requisite corporate and legal power and authority to execute this Agreement and to perform its obligations hereunder;

(b)	this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with the terms hereof:

(c)	the execution, delivery and performance of this Agreement by each Party will not violate any Applicable Law or any provision of the memorandum and articles of association of the Party;

(d)	it will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement to which the Party is a party;

(e)	it is not in default under any agreement or instrument of any nature whatsoever to which it is a party or by which it is bound in any manner that would have a material and adverse effect on its ability to perform its obligations hereunder or on the validity or enforceability of this Agreement; and

(f)	to the best of its knowledge, there are no actions, suits or proceeding pending or threatened against it that will affect its ability materially to carry out its obligations under this Agreement.

6.2     No filing or registration with, no notice to and no permit, authorization, consent or approval of any person is required for the execution, delivery or performance of this Agreement by either of the Parties.

7.     LIABILITY AND INDEMNIFICATION

7.1    Except as expressly provided in this Agreement, a Party shall not be liable to the other Party in contract, tort, warranty, strict liability or any other legal theory for any indirect, consequential, incidental, punitive or exemplary damages, loss of use, Joss of contract, Joss of opportunity or loss of profit arising from any act or omission relating to this Agreement.

7.2     SMUNL shall not be responsible to SONL for or in respect of any suits, proceedings, claims or demands of third parties consequent upon anything done or omitted to be done by the Personnel.

7.3     The aggregate liability of SMUNL (whether based on tort, breach of contract or otherwise) arising out of or in connection with its performance or non-performance of its obligations under this Agreement shall not exceed: (i) the amount of the loss or damage to which the liability relates; or (ii) the value of the Personnel Service Fee or the Procurement Service Fee as applicable; whichever is less. SMUNL shall be vicariously liable for the negligence and misconduct of its directors, officers, employees, subcontractors and agents under this Agreement and no director, officer, employee, subcontractor or agent of SMUNL shall have any personal liability under this Agreement. This is without prejudice to any rights which SONL may have at law or in equity.

7.4     SONL shall indemnify SMUNL against, and hold SMUNL harmless, at all times, after the Effective Date, from any and all losses, and any and all actions, claims, demands and expenses of whatever kind or nature including all related costs and expenses, in respect of any loss, damage, personal injury or death, in each case arising out of the negligence, default or wilful misconduct of SONL or any of its directors, officers, employees, subcontractors and agents.

7.5     SMUNL shall indemnify SONL against, and hold SONL harmless, at all times, after the Effective Date, from any and all losses, and any and all actions, claims, demands and expenses of whatever kind or nature including all related costs and expenses, in respect of any loss, damage, personal injury or death, in each case arising out of the negligence, default or wilful misconduct of SMUNL or any of its directors, officers, employees, subcontractors and agents.

7.6    The Indemnified Party shall promptly notify the Indemnifying Party of the assertion or commencement of any claim, demand, investigation, action, suit or other proceedings for which indemnity or defence is or may be sought under this Agreement; provided however, that this notice requirement shall not apply to any claim, demand, investigation, action, suit or other legal proceeding in which the Parties are adversaries.

7.7    The Indemnifying Party shall be entitled, at its option, to assume and control the defence of such claim, action, suit or procedure at its own expense with legal advisers of its selection reasonably satisfactory to the Indemnified Party, provided however, that the Indemnifying Party shall not settle or compromise any third party claim without the Indemnified Party's prior written consent to such settlement or compromise.

7.8 Notwithstanding the foregoing:

(a)
where the Indemnified Party undertakes the defence or settlement of any claim, action, suit or proceeding, the Indemnifying Party shall be bound by any defence or settlement that the Indemnified Party may make as to such claim, action, suit or proceeding;

(b)	the Indemnified Party shall be entitled to join the Indemnifying Party in any claim, action, suit or proceeding, to enforce any right of indemnity under this Agreement;

(c)
if the indemnifying Party does not diligently defend or settle any third party claim within a reasonable period of time (in the light of the circumstances) after it is notified of the assertion or commencement thereof, then the indemnified Party shall have the right, but not the obligation, to undertake the defence or settlement of such third pa1ty claim for the account and at the risk of the indemnifying Party;

(d)
where the Indemnified Party unde11akes the settlement of third party claims above, the Indemnifying Party shall be bound by any defence or settlement that the Indemnified Party may make as to such third party claim;

(e)	the Indemnified Party shall be entitled to join the Indemnifying Party in any third party claim to enforce any right of indemnity under this Agreement; and

(f)
the indemnified Party shall cooperate with the Indemnifying Party in the defence or settlement of any third party claim and, at the expense of the Indemnifying Party and subject to obligations of confidentiality to other persons, the indemnified Party shall furnish any and all materials in its possession and try to make any and all witnesses under its control available to the Indemnifying Party for any lawful purpose relevant to the defence or settlement of the third party claim.

8.    INSURANCE

8.1    SONL shall at its own expense, take out and maintain, during the Term, the insurance coverage(s) of the nature and in the amounts set forth in Schedule A of this Agreement, provided however, that such amounts may be changed from time to time with the written consent of SMUNL, which consent shall not be unreasonably withheld. SONL shall not be in breach of its obligations hereunder if it does not take out and maintain any insurance in accordance with this clause 8.1, to the extent that any particular risk is or becomes uninsurable or the cost of such insurance becomes commercially unreasonable.

8.2     In addition to the coverage(s) set forth in Schedule A, each Party shall obtain, at its own expense, any additional coverages required by any Applicable Law and/or as the Party deems necessary for the effective fulfilment of its obligations herein.

8.3    Prior to the Effective Date and not less than annually thereafter during the Term, either Party shall deliver to the other Party a certificate(s) of insurance showing that the foregoing insurance is in full force and effect. Copies of all insurance policies taken out by either Party under this Agreement shall be forwarded to the other Party.

8.4    SONL shall not make any material alteration to the terms of any insurance without SMUNL's prior written approval. If SONL's insurer makes (or attempts to make) any alteration, SONL shall promptly give notice thereof to SMUNL as soon as it becomes aware of the same.

8.5    SONL shall insure SMUNL with an insurance company of repute in accordance with its insurance coverage(s) stated in Schedule A and the insurance policy of SONL shalI be pre-approved by SMUNL and all insurance policies shall be in place as from the Effective Date of this Agreement and shall continue in place throughout the Term. SONL shall ensure that SMUNL is named as "first loss payee" in any insurance policy taken pursuant to this Clause.

9.    CONFIDENTIALITY

9.1    During the Term and for a period of 2 years following the expiry or termination of this Agreement, the Parties must ensure that all Confidential Information is kept confidential.

9.2    Except as provided in clause 15.4, a Party who receives Confidential Information may only disclose the Confidential Information to its officers, employees and professional advisers who have a legitimate need to know the Confidential Information for the purposes for which the Confidential Information was supplied. The Parties will ensure that those of their officers, employees and professional advisers to whom they disclose Confidential information are bound to protect the Confidential Information as if they were patties to this Agreement.

9.3    Parties are permitted to disclose Confidential Information where required by law, regulatory authority or the rules of a stock exchange.

10.    PARTIES’ RELATIONSHIP

The liability of the Parties under this Agreement with respect to third parties shall be several and not joint and several. Nothing contained in this Agreement should be construed as creating an agency, partnership, common enterprise, business association or other fiduciary relationship among the Pm1ics. No Party shall have any right, power or authority to incur any liability in the name of or on behalf of any other Party, nor shall any Party be deemed to have assumed hereby any existing liabilities of any other Party, without the prior written consent of such other Party in each instance.

11.    ASSIGNMENT

Neither this Agreement nor any part or interest therein, nor any rights or obligations hereunder may be ceded, assigned or otherwise transferred by a Party without the prior written consent of the other Party which consent shall not be unreasonably withheld.

12.    FORCE MAJEURE

12.1    Neither Party shall be in breach of its obligations under this Agreement if, and to the extent that, it is unable to perform or fulfil any of its obligations under this Agreement as a result of the occurrence of Force M cure. "Force Majeure" shall mean any event, condition or circumstance which is beyond the reasonable control at: and which occurs without the fault or negligence of, or is not reasonably foreseeable by, the Pa1ty claiming the Force Majeure and which prevents the performance in whole or in part of any obligation imposed on such Party and shall be:

(a)	act of God or any act or occurrence due to natural causes;

(b)	war (whether declared or not), hostilities, invasion, armed conflict, act of foreign enemy, rebellion, revolution or usurpation of power;

(c)	acts of terrorism or sabotage;

(d)	nuclear explosion, radioactive or chemical contamination or ionizing radiation;

(e)	pressure wave caused by aircraft or other aerial devices traveling at sonic or supersonic speeds;

(f)	act of any legislature, government agency or department (whether local or national) which prevents SMUNL from performing its obligations under this Agreement;

(g)	riot and disorders, strike, lockout, labour unrest or other industrial disturbances affecting the performance of this Agreement; or

(h)	the failure by, neglect of or refusal of the appropriate governmental agency to issue any Authorization required by SMUNL in fulfilment of its obligation under this Agreement.

12.2    Force Majeure shall expressly not include any failure by a Party to make a payment of money in accordance with its obligations under this Agreement.

12.3    If Force Majeure occurs by reason of which either Party is unable to perform any of its obligations under this Agreement (or any part thereof) happens, the Party shall inform the other Party immediately of the occurrence of the Force Majeure with full particulars thereof and the consequences thereof.

12.4    Either Party may terminate this Agreement upon giving written notice to the other Party where Force Majeure has occurred and has continued for a period of not less than forty five (45) Days.

12.5    Upon a termination of this Agreement under clause 12.4, the Pm1ies shall be discharged from their obligations under this Agreement, save the obligation to pay money which had become due for payment prior to the termination of this Agreement.

13.    NON-SOLICITATION

13.1    For the duration of the Term (including any renewal) and for a period of six (6) months thereafter, SONL shall not, without SMUNL's prior written consent, whether directly or indirectly, solicit or entice away from the employment of SMUNL any person(s) employed (or any person(s) who have been so employed in the preceding twelve (12) months by SMUNL.

13.2    In respect of any breach by SONL of clause 13.1, SMUNL shall, in addition to any other remedy available to it under this Agreement or at law, be entitled to damages from SONL equal to six
(6) months gross salary of such employee as at the date that he terminates his employment with
SMUNL. SONL acknowledges that this is a fair and reasonable assessment of the likely loss to SMUNL of losing and or replacing such an employee.

14.    AMENDMENTS AND WAIVERS

14.1    Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

14.2    No waiver by any Party of any one or more defaults by another Party in the performance of any provision of this Agreement shall operate or be construed as a waiver of any future default or defaults by the same Party, whether of a like or of a different character.

14.3    No failure or delay by any Party in exercising any right, power or privilege in connection with this

Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

15.    TERM AND TERMINATION

15.1    This Agreement shall come into effect on the Effective Date and continue for the Term unless earlier terminated by the Parties pursuant to this clause 15.

15.2    This Agreement may be terminated prior to the expiration of the Term upon the first to occur of the following events:

(a)	by the mutual consent of the Parties expressed in writing that this Agreement should be terminated.

(b)	by either Party giving the other Party two (2) Months' notice of intention to terminate this Agreement: if

i.
the other party commits a serious breach of its obligations under this Agreement and (if the breach is capable of remedy) fails to remedy the same within thirty (30) Days (or such longer agreed period as may reasonably be required to remedy such breach) of being given notice so to do in writing by the other Party, specifying in reasonable detail the nature of the breach; or

ii.

iii.	a Liquidation Event occurs in respect of the other Party.

15.3    No Party shall be entitled to any compensation as a result of the termination of this Agreement in accordance with its terms.

15.4    Upon termination of this Agreement, all rights and obligations under this Agreement will immediately expire. Notwithstanding the foregoing:

(c)	the provisions of clause 9 and this clause 15 will survive any termination of this Agreement; and

(d)	the accrued rights of the Parties hereunder will not be affected by the termination of this Agreement.

16.    NOTICES

16.1    Any notice or other communication to be made under or in connection with this Agreement ("Notice") shall be in writing.

16.2    A Notice shall be sent to the Parties at the following address, or such other address or officer as a Party may notify the other Party by not less than two (2) Business Days' notice:

(a)     SEADRILL MOBILE UNITS NIGERIA LIMITED

Address:	Sabaina House, Plot M15, Kwara Street, Banana Island Foreshore Estate, Ikoyi, Lagos, Nigeria

Attention: Cost Controller for Seadrill Mobile Units Nigeria Limited

(b)    SEADRJLL OFFSHORE NIGERIA LIMITED

Address: Sabaina House, Plot Ml5, Kwara Street, Banana Island Foreshore Estate,
lkoyi, Lagos, Nigeria

Attention: Cost Controller for Seadrill Offshore Nigeria Limited

16.3    Any notice, communication or document made or delivered by one Party to another under or in connection with this Agreement will only be effective if delivered by courier service, on the date indicated on the acknowledgement of receipt signed by the person who received the notice.

17.    GOVERNING LAW, EXPERT DETERMINATION AND ARBITRATION

17.1    GOVERNING LAW

This Agreement shall be governed by the laws of the Federal Republic of Nigeria.

17.2     ARBITRATION

17.2.1    Any dispute between the Parties relating to the interpretation, meaning or effect of this Agreement, or the rights or liabilities of the Parties hereunder which cannot be resolved within ten (I 0) Business Days from the notification of a dispute by a Party to the other Party, shall be referred to arbitration as provided for in this clause 17.2.2.

17.2.2    Any dispute which cannot be resolved shall be determined by arbitration under the Arbitration and Conciliation Act of Nigeria (compiled as Chapter A18 Laws of the Federation of Nigeria, 2004), by a sole arbitrator appointed by the Chairman of the Nigerian Branch of the Chartered Institute of Arbitrators, United Kingdom and the arbitration shall be held in Lagos State, Nigeria.

17.2.3 The arbitration shall be held as quickly as possible after it is demanded, with a view to it being completed within forty five (45) Business Days after it has been demanded.

17.2.4 Notwithstanding anything to the contrary contained in this Agreement, either Party shall be entitled to have an arbitral award or order made an order of a court by any competent cmn1 to give effect to the arbitral award or order obtained pursuant to this clause 17.2.

17.2.4 A dispute shall be deemed to have arisen when a Party notifies the other Party in writing to that effect.

18.     ENTIRE AGREEMENT

18.1    This Agreement constitutes the entire agreement between the Parties with regard to the subject matter herein, and supersedes all previous communications, understandings and agreement amongst the Parties.

18.2    This Agreement shall be binding upon and be for the benefit of the Parties hereto, their successors and assigns.

19.     SEVERABILITY

19.1    If any term, condition or provision of this Agreement is declared by a court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining terms, conditions or provisions of this Agreement The remaining terms, conditions and provisions shall be fully severable and this Agreement shall be construed and/or enforced as if the invalid term, condition or provision had never been included in this Agreement.

19.2    The Parties agree that if due to a change in any applicable law or due to a decision or any other act by any competent authority, one or more terms or provisions of this Agreement are determined to be invalid or not enforceable, the remaining provisions shall not be affected thereby, and this Agreement shall be administered as though the invalid or unenforceable provisions were not part of this Agreement and the Parties shall endeavour to find an alternative solution approaching as near as possible the contractual situation existing prior to such determination.

20.    FURTHER ASSURANCES

Each Party agrees to execute and deliver any instruments and perform any act that may be necessary or reasonably requested in order to give i111l effect to the intent and purpose of this Agreement.

21.    COUNTERPARTS

This Agreement may be executed in any number of counterparts, but shall not take effect until each Party has executed at least one counterpart. Each counterpart whether original or a copy thereof shall constitute an original but all the counterparts together shall constitute a single agreement.

SCHEDULE A
SONL'S INSURANCE COVERAGE(S)
(the amounts of the insurance to be agreed by the Parties)

SONL shall, at its own expense, obtain and maintain in force the following insurance;

Insurance policy covering the death of or injury, whether physical or mental, to any of the Personnel and arising out of the act, omission, negligence or default of SONL or any of its employees, servants, agents, representatives, guests, invitees or any other person.

IN WITNESS WHEREOF each Party has caused its common seal to be affixed on the day and year first above written:

The Common Seal of SEADRILL MOBILE UNITS NIGERIA LIMITED was affixed in the presence of

/s/ Alok Jha                        /s/ ADCAX Nominees LTD. Company
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DIRECTOR                    DIRECTOR/SECRETARY

The Common Seal of SEADRILL OFFSHORE NIGERIA LIMITED was affixed in the presence of

/s/ Augustine Isiuwe                    /s/ ADCAX Nominees LTD. Company
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DIRECTOR                    DIRECTOR/SECRETARY